UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2017

OVERSEAS SHIPHOLDING GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-06479	13-2637623
(Commission File Number)	(IRS Employer Identification No.)

302 Knights Run Avenue, Tampa, Florida	33602
(Address of principal executive offices)	(Zip Code)

(813) 209-0600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 6, 2017, Overseas Shipholding Group, Inc. (the “Registrant”) held its Annual Meeting of Stockholders. The Registrant had 74,112,097 shares of its Class A Common Stock (“Common Stock”) outstanding and entitled to vote at the Annual Meeting, of which 58,599,979 shares were represented at the meeting by holders present in person or by proxy, constituting 79.07% of the shares of Common Stock outstanding and entitled to vote, and accordingly a quorum was present. At the Annual Meeting, stockholders: elected eight Directors; ratified the appointment of Ernst & Young LLP as the Registrant’s independent registered public accounting firm for the year 2017; approved, in an advisory vote, the compensation of the Named Executive Officers for 2016 as described in the Compensation Discussion and Analysis section and in the accompanying compensation tables and narrative in the Registrant’s Proxy Statement; approved, in an advisory vote, one year as the preferred frequency of future stockholder votes on the Named Executive Officer compensation disclosed in the Registrant’s Proxy Statement; and approved an amendment to the Registrant’s Non-Employee Director Incentive Compensation Plan (the “Director Plan”) to increase the number of shares of Common Stock available under the Director Plan by 1.5 million shares. All of the nominees for Directors were duly elected to serve, subject to the Registrant’s By-laws, as Directors of the Registrant until the next Annual Meeting and until election and qualification of their successors.

The tabulation of the votes cast for each nominee for Director was as follows (there were 7,511,157 broker non-votes):

NUMBER OF SHARES OF COMMON STOCK
NAME OF NOMINEE FOR DIRECTOR	VOTED FOR	WITHHELD AUTHORITY TO VOTE
Douglas D. Wheat	49,634,815	1,454,007
Timothy J. Bernlohr	48,719,928	2,368,894
Joseph I. Kronsberg	49,682,745	1,406,077
Anja L. Manuel	49,681,228	1,407,594
Samuel H. Norton	49,687,661	1,401,161
Ronald Steger	48,824,804	2,264,018
Gary Eugene Taylor	48,820,334	2,268,488
Ty E. Wallach	48,825,507	2,263,315

The resolution to ratify the appointment of Ernst & Young LLP as the Registrant’s independent registered public accounting firm for the year 2017 was ratified by a vote of 56,782,210 shares of Common Stock in favor, 1,768,916 shares of Common Stock against and 48,853 shares of Common Stock abstained. There were no broker non-votes.

The resolution to approve, in an advisory vote, the compensation of the Named Executive Officers for 2016 as described in the Compensation Discussion and Analysis section and in the accompanying compensation tables and narrative in the Registrant’s Proxy Statement was approved by a vote of 39,487,092 shares of Common Stock in favor, 11,420,405 shares of Common Stock against and 181,325 shares of Common Stock abstained. There were 7,511,157 broker non-votes.

The resolution to approve, in an advisory vote, whether the preferred frequency of future stockholder advisory votes on the Named Executive Officer compensation disclosed in the Registrant’s Proxy Statement should be every one, two or three years received the votes set forth in the table below:

One Year Frequency	Two Year Frequency	Three Year Frequency	Abstain
48,830,638	13,128	926,576	1,318,480

There were 7,511,157 broker non-votes. In light of the results of the vote on this proposal and the Board of Directors’ recommendation that stockholders vote to hold future advisory votes on the Registrant’s Named Executive Officer compensation each year, the Registrant will hold an annual advisory vote on the Registrant’s Named Executive Officer compensation until the next required vote on the frequency of future stockholder advisory votes on the Registrant’s Named Executive Officer compensation.

The resolution to approve an amendment to the Registrant’s Director Plan to increase the number of shares of Common Stock by 1.5 million shares was approved by a vote of 42,781,101 shares of Common Stock in favor, 8,133,776 shares of Common Stock against and 173,945 shares of Common Stock abstained. There were 7,511,157 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSEAS SHIPHOLDING GROUP, INC. (Registrant)

Date: June 9, 2017	By:	/s/ Susan Allan
	Name: Title:	Susan Allan Vice President, General Counsel and Corporate Secretary